SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  July 22, 1996
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                      Commission File Number 1-6392
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                PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
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         (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                    02-018150
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


     1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE          03105
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      (Address of principal executive offices)        (Zip Code)


                          (603) 669-4000
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         (Registrant's telephone number, including area code)


                          Not Applicable
                          --------------
      (Former name or former address, if changed since last report)

Item 5. Other Events

1. Nuclear Operations

     a. Millstone

     Millstone Unit 1, a 660-MW boiling water reactor, and Millstone Unit 2, an 870-MW pressurized water reactor, are each owned 81 percent by The Connecticut Light and Power Company ("CL&P") and 19 percent by Western Massachusetts Electric Company ("WMECO"). Millstone Unit 3, a 1154-MW pressurized water reactor, is jointly owned by CL&P (52.93 percent), WMECO (12.24 percent), Public Service Company of New Hampshire ("PSNH") (2.85 percent) and other New England utilities. CL&P, WMECO and PSNH are subsidiaries of Northeast Utilities ("NU").

     The three Millstone units are located in Waterford, Connecticut. Millstone Units 1, 2 and 3 have been out of service since November 4, 1995, February 21, 1996 and March 30, 1996, respectively.

     Another NU subsidiary, Northeast Utilities Service Company ("NUSCO"), has been responding to a series of requests from the Nuclear Regulatory Commission ("NRC") beginning in December, 1995 seeking assurances that the Millstone units would be operated in accordance with the terms of their operating licenses and other NRC requirements and regulations and dealing with a series of issues that NU has identified in the course of these reviews. Providing these assurances and addressing these issues will be components of an Operational Readiness Plan ("ORP") to be developed for each of the Millstone units. The ORP for Millstone 3 was submitted to the NRC on July 2, 1996 and is presently being implemented.

     NUSCO had previously estimated that it would be able to respond to the NRC requests over the course of the summer, with respect to Millstone 3; by the end of the third quarter, with respect to Millstone 2; and by the end of the fourth quarter, with respect to Millstone 1. Management now estimates that it will fully implement the Millstone 3 ORP during October 1996, that the ORP for Millstone 2 will be prepared and completed by the end of 1996 and that the ORP for Millstone 1 will not be prepared and completed until well into 1997.

     Following implementation of any ORP, management would expect to file a letter with the NRC expressing its belief that the subject unit is ready to restart. This letter would be followed by extensive NRC staff inspections. The NRC Commissioners would then have to affirmatively vote to allow restart.

     Management had previously estimated the combined cost of replacement power for the three Millstone units to range from $21 million to $27 million per month. Management now estimates such costs will range from $21 million to $30 million per month. The increase stems from a refinement in prior estimates, including generally higher estimates for fossil fuel prices.

     Management cannot predict when the NRC will allow any of the Millstone units to return to service and thus cannot estimate the total replacement power costs the companies will ultimately incur.

     In addition, management had previously estimated that the companies would incur approximately $100 million of incremental nuclear operation and maintenance costs, substantially all of which would be expended in 1996. Management now estimates NU will expense about $120 million of such costs in 1996. The corresponding amounts for CL&P, WMECO and PSNH are $95 million, $23 million and $2 million, respectively. It is likely these estimates will rise as NU and the NRC identify additional issues that need to be resolved.

     $85 million of the $120 million was expensed in the first and second quarters of 1996; $68 million for CL&P, $16 million for WMECO and $1 million for PSNH.

     The recovery of fuel and other outage-related costs is subject to prudence reviews in Connecticut, Massachusetts and New Hampshire. While it is too early to estimate the total amount of such costs or the results of any prudence reviews, management believes that there is significant exposure to non-recovery of a material amount of such costs.

     For further information, see "Electric Operations - Nuclear Operations" in NU's, CL&P's, WMECO's and PSNH's Form 10-K, Form 8-K dated March 30, 1996 and June 28, 1996 and Form 10-Q for the quarterly period ended March 31, 1996; NU's and PSNH's Form 8-K dated June 3, 1996; CL&P's and WMECO's Form 8-K dated June 6, 1996; and NU's and CL&P's Form 8-K dated June 18, 1996.

     b. Connecticut Yankee

     On July 22, 1996, the Connecticut Yankee nuclear power plant ("CY"), a 582-MW pressurized-water reactor located in Haddam, Connecticut, began an unscheduled outage as a precautionary measure to evaluate the plant's service water system, which provides cooling water to certain critical plant components. CY is owned and operated by the Connecticut Yankee Atomic Power Company ("CYAPCO"), the stockholder-sponsors of which are CL&P (34.5 percent), PSNH (5.0 percent), WMECO (9.5 percent) and other New England electric utilities.

     The shut-down began after an analysis of a hypothetical, though unlikely, accident scenario which demonstrated that the cooling water system might not perform its intended function. NU moved immediately to shut down CY as a precautionary measure and to commence further analysis of the system to determine what measures must be taken prior to restart of the unit.

     Management and the NRC staff are evaluating the situation, and NU cannot presently estimate the length of the outage or the additional costs associated with the outage.

     For information concerning a submittal by CYAPCO to the NRC on May 30, 1996, and the NRC's review of that submittal, see NU's and PSNH's Form 8-K dated June 3, 1996 and CL&P's and WMECO's Form 8-K dated June 6, 1996.


2. Summer Capacity Situation

     If CY were to remain out of service, management expects, assuming normal weather conditions for the remainder of the summer, that it will have sufficient capacity to meet peak customer load demands if all remaining units are operational. If high levels of forced outages of the remaining units, which could occur due to sustained operation during long periods of hot weather, coincide with peak load, NU and the other Connecticut utilities may have to resort to operating procedures designed to reduce demand.

     For further information see NU's, CL&P's, WMECO's and PSNH's Form 10-Q for the quarterly period ended March 31, 1996; NU's and PSNH's Form 8-K dated June 3, 1996; and CL&P's and WMECO's Form 8-K dated June 6, 1996.


                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
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                                          Registrant




Date  July 25, 1996         By    /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer